Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com June 10, 2021	Facsimile: +1 212 446 4900

JAWS Hurricane Acquisition Corporation
1601 Washington Avenue, Suite 800
Miami Beach, FL 33139

Re: JAWS Hurricane Acquisition Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to JAWS Hurricane Acquisition Corporation, (the “Company”), in connection with the registration under Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2021 (the “462(b) Registration Statement”) of up to an additional 2,875,000 units of the Company (the “Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one-fourth of one warrant of the Company to purchase one share of Common Stock (the “Warrants”).

The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-253541) (the “Registration Statement”), initially filed by the Company on February 25, 2021 and declared effective by the Commission on June 10, 2020.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as underwriters (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(ii) the form of Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the sale of any Units, filed as Exhibit 3.2 to the Registration Statement (the “New Charter”);

(iii) the form of Amended and Restated Bylaws of the Company, filed as Exhibit 3.4 to the Registration Statement;

(iv) the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(v) the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(vi) the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(vii) the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”);

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(viii) the corporate and organizational documents of the Company;

(ix) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units; and

(x) the Registration Statement and the other exhibits thereto; and

(xi) the 462(b) Registration Statement.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:

1. When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The shares of Common Stock included in the Units, or issuable upon the exercise or redemption of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable when, as and if (i) the Units are delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, (ii) the Registration Statement shall have become effective pursuant to the provisions of the Act, (iii) the New Charter shall have been duly adopted and (iv) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act.

3. When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates of officials of the Company, public officials, and others as we have deemed appropriate.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Units and the Warrants and shares of Common Stock included in the Units.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinion” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP